Exhibit 99.1

For Immediate Release

Contacts:	Richard W. Pehlke Hudson Highland Group 212-351-7285 rich.pehlke@hhgroup.com John D. Lovallo Ogilvy Public Relations Worldwide 212-880-5216 john.lovallo@ogilvypr.com

Hudson Highland Group Reports
2004 Second Quarter and Six Month Results;
Achieves Second Quarter Net Income

NEW YORK, NY – July 28, 2004 – Hudson Highland Group, Inc. (NASDAQ: HHGP), one of the world’s leading providers of specialized professional staffing, retained executive search and human capital solutions, today announced financial results for the second quarter and six months ended June 30, 2004. In the second quarter, the company reported revenue of $307.4 million and net income of $0.2 million, or $0.02 per basic and diluted share.

2004 Second Quarter Highlights

•	Revenue of $307.4 million, an increase of 14.2 percent from $269.3 million for the second quarter of 2003

•	Gross margin of $118.5 million, or 38.5 percent, up 14.2 percent from $103.7 million for the same year ago period

•	Adjusted EBITDA of $5.7 million

•	Net income of $0.2 million or $0.02 per basic and diluted share

•	Cash and cash equivalents of $28.0 million

•	Acquired JMT Financial Partners to enhance specialized solutions offering

“The second quarter performance exceeded our goal of positive adjusted EBITDA for the period,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “The excellent work of our operating management team, continued strong expense control, increased productivity and an improving global economy all contributed to our results.

“There was across-the-board improvement from the previous quarter and prior year by all of our major operations,” Chait added. “Though it is premature to change our guidance, we are cautiously optimistic for the second half of the year based on our second quarter performance. We expect the second half of the year to be profitable on an adjusted EBITDA basis, notwithstanding the seasonally tougher third quarter. However, we are unable to determine if it will be possible to offset our first half 2004 operating loss.”

“Our second quarter performance underscores an ongoing diligence to reduce our expenses, find further efficiencies, effectively manage our working capital and maintain a strong balance sheet,” said Richard W. Pehlke, executive vice president and chief financial officer. “Additionally, stringent controls over our receivables in Hudson North America implemented over the past year contributed $1.7 million to the quarter in recoveries and reduced reserve needs. We will continue to look for opportunities to further streamline our operation to enable greater flexibility for future growth.”

2004 Third Quarter Charge

The company will record a restructuring charge of $2.8 million for the third quarter of 2004 related to the relocation of its Highland Partners office in Toronto, Canada. “This move is another step in our continuing effort to reduce our operating costs,” added Pehlke.

2004 Six Month Results

For the first six months of 2004, Hudson Highland Group reported revenue of $597.2 million and an operating loss of $15.6 million. Hudson Highland Group’s net loss for the first six months of 2004 was $18.5 million, or $1.99 per basic and diluted shares.

Historical Results

On a historical basis for the second quarter ended June 30, 2003, Hudson Highland Group reported revenue of $269.3 million, an operating loss of $16.7 million and a net loss of $15.1 million, or $1.80 per basic and diluted shares.

For the first six months of 2003, Hudson Highland Group reported revenue of $528.5 million and an operating loss of $52.5 million. Hudson Highland Group’s net loss for the first six months of 2003 was $59.1 million, or $7.06 per basic and diluted shares.

Conference Call / Webcast

Hudson Highland Group will conduct a conference call today Wednesday, July 28, 2004 at 10:30 AM EDT to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 8648410 at 10:20 AM EDT. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 8648410. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hhgroup.com.

Hudson Highland Group

Hudson Highland Group offers a full suite of specialized professional staffing, retained executive search and human capital solutions worldwide. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries through its Hudson and Highland Partners businesses. More information about Hudson Highland Group is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s executive search and mid-market professional staffing businesses; the company’s ability to manage its growth; risks associated with expansion; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; the impact of employees departing with existing executive search clients; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; the company’s ability to successfully operate as an independent company and the level of costs associated therewith; and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue	$307,431	$269,283	$597,235	$528,472
Direct costs	188,942	165,565	372,355	327,222

Gross margin	118,489	103,718	224,880	201,250
Selling, general and administrative expenses	117,733	120,920	240,408	245,338
Business reorganization expenses (recoveries)	76	(500)	136	7,461
Merger and integration expenses (recoveries)	--	3	(37)	978

Operating income (loss)	680	(16,705)	(15,627)	(52,527)
Other income (expense):
Other income (expense), net	(290)	1,566	(1,887)	(181)
Interest income (expense), net	145	38	(256)	(255)

Income (loss) before provision for (benefit of)
income taxes	535	(15,101)	(17,770)	(52,963)
Provision for (benefit of) income taxes	318	(11)	721	6,138

Net income (loss)	$217	$(15,090)	$(18,491)	$(59,101)

Income (loss) per share:
Basic earnings (loss)	$.02	$(1.80)	$(1.99)	$(7.06)
Diluted earnings (loss)	$.02	$(1.80)	$(1.99)	$(7.06)
Weighted average shares outstanding:
Basic	9,951	8,382	9,283	8,371
Diluted	10,436	8,382	9,283	8,371

HUDSON HIGHLAND GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,952	$26,137
Accounts receivable, net	175,591	149,042
Other current assets	12,969	17,719
Due from Monster Worldwide, Inc.	--	5,518

Total current assets	216,512	198,416
Property and equipment, net	36,758	38,625
Other assets	8,561	11,703
Intangibles, net	6,428	2,180

	$268,259	$250,924

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,461	$26,495
Accrued expenses and other current liabilities	124,909	118,548
Accrued business reorganization expenses	10,552	11,543
Accrued merger and integration expenses	2,246	2,960

Total current liabilities	167,168	159,546
Accrued business reorganization expenses, non-current	6,339	14,840
Accrued merger and integration expenses, non-current	2,683	3,484
Other non-current liabilities	5,352	3,693

Total liabilities	181,542	181,563
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none
issued or outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized;
issued: 10,216 and 8,573 shares, respectively	10	9
Additional paid-in capital	351,628	315,130
Retained deficit	(303,292)	(284,801)
Accumulated other comprehensive income - translation adjustments	38,589	39,023
Treasury stock, 7 shares	(218)	--

Total stockholders' equity	86,717	69,361

	$268,259	$250,924

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For the Three Months Ended June 30, 2004	Americas	Europe	Asia Pac	Corp/Other	Total
Revenue
Hudson	$79,996	$109,260	$100,753	$432	$290,441
Highland	12,203	2,098	2,689	--	16,990

	$92,199	$111,358	$103,442	$432	$307,431

Gross Margin
Hudson	$20,489	$45,881	$35,816	$406	$102,592
Highland	11,539	1,959	2,399	--	15,897

	$32,028	$47,840	$38,215	$406	$118,489

Adjusted EBITDA (1)
Hudson	$4,026	$2,525	$6,620	$(1,529)	$11,642
Highland	1,212	(157)	337	--	1,392
Corporate	--	--	--	(7,363)	(7,363)

	$5,238	$2,368	$6,957	$(8,892)	$5,671

For the Three Months Ended
June 30, 2003
Revenue
Hudson	$70,908	$90,427	$91,275	$--	$252,610
Highland	11,216	4,143	1,314	--	16,673

	$82,124	$94,570	$92,589	$--	$269,283

Gross Margin
Hudson	$16,373	$40,473	$31,466	$--	$88,312
Highland	10,659	3,619	1,128	--	15,406

	$27,032	$44,092	$32,594	$--	$103,718

Adjusted EBITDA (1)
Hudson	$(2,000)	$(872)	$1,850	$--	$(1,022)
Highland	(803)	(1,973)	(290)	--	(3,066)
Corporate	--	--	--	(8,298)	(8,298)

	$(2,803)	$(2,845)	$1,560	$(8,298)	$(12,386)

(1)	Non-GAAP earnings before interest, income taxes, special charges and depreciation and amortization (“Adjusted EBITDA”) is presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For the Six Months Ended June 30, 2004	Americas	Europe	Asia Pac	Corp/Other	Total
Revenue
Hudson	$152,230	$212,276	$200,630	$580	$565,716
Highland	21,767	4,145	5,607	--	31,519

	$173,997	$216,421	$206,237	$580	$597,235

Gross Margin
Hudson	$37,241	$89,253	$68,340	$523	$195,357
Highland	20,445	3,924	5,154	--	29,523

	$57,686	$93,177	$73,494	$523	$224,880

Adjusted EBITDA (1)
Hudson	$3,040	$(140)	$8,740	$(3,125)	$8,515
Highland	808	(225)	865	--	1,448
Corporate	--	--	--	(15,497)	(15,497)

	$3,848	$(365)	$9,605	$(18,622)	$(5,534)

For the Six Months Ended
June 30, 2003
Revenue
Hudson	$148,116	$175,359	$173,100	$--	$496,575
Highland	21,648	8,142	2,107	--	31,897

	$169,764	$183,501	$175,207	$--	$528,472

Gross Margin
Hudson	$33,930	$78,110	$58,922	$--	$170,962
Highland	21,091	7,318	1,879	--	30,288

	$55,021	$85,428	$60,801	$--	$201,250

Adjusted EBITDA (1)
Hudson	$(4,190)	$(8,951)	$783	$--	$(12,358)
Highland	(3,157)	(4,375)	(635)	--	(8,167)
Corporate	--	--	--	(13,262)	(13,262)

	$(7,347)	$(13,326)	$148	$(13,262)	$(33,787)

(1)	Non-GAAP earnings before interest, income taxes, special charges and depreciation and amortization (“Adjusted EBITDA”) is presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.
RECONCILIATION OF ADJUSTED EBITDA TO OPERATING INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Hudson
Adjusted EBITDA (1)	$11,642	$(1,022)	$8,515	$(12,358)
Business reorganization (expenses) recoveries	(201)	299	(185)	(6,540)
Merger and integration (expenses) recoveries	--	(3)	37	(978)
Depreciation and amortization	(3,599)	(3,098)	(7,332)	(6,947)

Operating income (loss)	$7,842	$(3,824)	$1,035	$(26,823)

Highland
Adjusted EBITDA (1)	$1,392	$(3,066)	$1,448	$(8,167)
Business reorganization (expenses) recoveries	125	202	49	(784)
Depreciation and amortization	(409)	(829)	(832)	(2,305)

Operating income (loss)	$1,108	$(3,693)	$665	$(11,256)

Corporate
Adjusted EBITDA (1)	$(7,363)	$(8,298)	$(15,497)	$(13,262)
Business reorganization (expenses)	--	(1)	--	(137)
Depreciation and amortization	(907)	(889)	(1,830)	(1,049)

Corporate expenses	$(8,270)	$(9,188)	$(17,327)	$(14,448)

Hudson Highland Group consolidated
Adjusted EBITDA (1)	$5,671	$(12,386)	$(5,534)	$(33,787)
Business reorganization (expenses) recoveries	(76)	500	(136)	(7,461)
Merger and integration (expenses) recoveries	--	(3)	37	(978)
Depreciation and amortization	(4,915)	(4,816)	(9,994)	(10,301)

Operating income (loss)	$680	$(16,705)	$(15,627)	$(52,527)

(1)	Non-GAAP earnings before interest, income taxes, special charges and depreciation and amortization (“Adjusted EBITDA”) is presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.